    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2000
                                                     REGISTRATION NO. 333-92985
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                          FINANCIAL SECURITY ASSURANCE
                                  HOLDINGS LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEW YORK                                     13-3261323
(STATE OR OTHER JURISDICTION                (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

                                 350 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 826-0100
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
        ----------------------------------------------------------------
                              BRUCE E. STERN, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                 350 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 826-0100
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                   ------------------------------------------
                                   COPIES TO:
                               JOHN W. WHITE, ESQ.
                             CRAVATH, SWAINE & MOORE
                                825 EIGHTH AVENUE
                          NEW YORK, NEW YORK 10019-7475
                          -----------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|X|

                                                  (CONTINUED ON FOLLOWING PAGE)

(CONTINUED FROM PREVIOUS PAGE)

                                                CALCULATION OF REGISTRATION FEE

-------------------------------------- ----------------------- -------------------- ----------------------- ----------------
                                                                                          PROPOSED
                                                                    PROPOSED               MAXIMUM
                                                                    MAXIMUM               AGGREGATE            AMOUNT OF
       TITLE OF EACH CLASS OF               AMOUNT TO BE         OFFERING PRICE        OFFERING PRICE(3)      REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED(1)(2)(3)         PER UNIT                                      FEE
-------------------------------------- ----------------------- -------------------- ----------------------- ----------------
PRIMARY OFFERING
Debt Securities
Common Stock
Stock Purchase Contracts (4)
Stock Purchase Units (5)
Preferred Stock
Subtotal:                                   $92,750,021                  100% (6)           $92,750,021 (6)          $24,486
SECONDARY OFFERING
Common Stock
Subtotal:                                       500,000             $49.40625 (7)           $24,703,125 (7)          $ 6,522
                                                                                                                     -------
TOTAL..............                                                                                                  $31,008
-------------------------------------- ----------------------- -------------------- ----------------------- ----------------


(1) Securities registered by the registrant under Registration Statement No. 333-74165 and not previously sold in the amount of $157,249,979 are consolidated in this registration statement pursuant to Rule 429 under the Securities Act. Registration fees with respect to such unsold securities in the amount of $$43,715.49 have previously been paid. On December 17, 1999, upon the initial filing of this Registration Statement, the Company paid an aggregate registration fee of $30,454, of which $23,932 related to $90,650,021 of securities of the type described under "Primary Offering" in the table above. With Pre-Effective Amendment No. 1, the Company is increasing the "Amount to be Registered" for primary offering by $2,100,000 to $92,750,021, and paying an additional $554 registration fee. The total amount registered under this registration statement with respect to primary offering(s), as so consolidated, is $250,000,000.
(2) Includes such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and such indeterminate number of stock purchase contracts, as may from time to time be issued at indeterminate prices.
(3) Dollar amounts represent the aggregate initial offering price of all securities to be sold, in United States Dollars or the equivalent in one or more other currencies or currency units.
(4) Each stock purchase contract of the registrant obligates the registrant to sell, and its holder to purchase, a number of shares of common stock.
(5) Each stock purchase unit consists of a stock purchase contract and debt securities or preferred securities registered under this registration statement or debt obligations of third parties.
(6) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(7) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock, as reported by the New York Stock Exchange on December 15, 1999.
                            ----------------------------
         PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO THE SECURITIES REGISTERED BY THE REGISTRANT UNDER REGISTRATION STATEMENT NO. 333-74165 THAT REMAIN UNSOLD IN THE AMOUNT OF $157,249,979. THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 92985 ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-74165.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                                           SUBJECT TO COMPLETION
                                                          PRELIMINARY PROSPECTUS
                                                         DATED FEBRUARY 23, 2000

                                     [LOGO]

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                                  $250,000,000
                         DEBT SECURITIES, COMMON STOCK,
                            STOCK PURCHASE CONTRACTS,
                    STOCK PURCHASE UNITS AND PREFERRED STOCK

        We may offer these securities in one or more offerings having an aggregate initial public offering price of up to $250,000,000. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities and our plan of distribution. You should read this prospectus and any prospectus supplement carefully.

         In addition, up to 500,000 shares of common stock being registered may be offered by a selling shareholder, as described in the section entitled "Selling Shareholder". For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

         Our common stock is listed on the New York Stock Exchange under the symbol "FSA".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------
                      THE DATE OF THIS PROSPECTUS IS   , 2000

                                  FSA HOLDINGS

         We are Financial Security Assurance Holdings Ltd. In this prospectus we refer to our company as "FSA Holdings", "we" or "us". We own 100% of Financial Security Assurance Inc., which we refer to as "FSA". FSA primarily provides financial guaranty insurance on asset-backed securities and municipal bonds. FSA was the first insurance company organized to insure asset-backed obligations. FSA has been a leading insurer of asset-backed obligations, based on number of transactions insured, since its organization in 1985. In 1990, FSA expanded the focus of its business to include writing financial guaranty insurance of municipal obligations and has since become a major insurer of municipal bonds.

         FSA writes financial guaranty insurance that typically guarantees scheduled payments on an issuer's obligations. In the case of a default on these payments, FSA is generally required to pay the principal, interest or other amounts due either in accordance with the original payment schedule or, at FSA's option, on an accelerated basis. The underwriting policy of FSA is to insure asset-backed and municipal obligations that would otherwise be investment grade without the benefit of FSA's insurance. The asset-backed obligations insured by FSA are generally issued in structured transactions backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The municipal obligations insured by FSA consist primarily of general obligation bonds, supported by the issuers' taxing power, and special revenue bonds and other special obligations of state and local governments, supported by the issuer's ability to impose and collect fees and charges for public services or specific projects.

         Our business objective is to remain a leading insurer of asset-backed and municipal obligations employing our transactional and financial skills to generate strong premium volume at attractive returns. We believe that the demand for our financial guaranty insurance will remain strong over the long term as a result of the anticipated continuation of three trends:

         - expansion of asset securitization outside the residential mortgage sector;

         - substantial volume of new domestic municipal bonds that are insured, due, in part, to the continued use of municipal bonds to finance repairs and improvements to the nation's infrastructure and municipal bond purchases by individuals who generally purchase insured obligations; and

         - growing use of asset securitization and financial guaranty insurance in non-U.S. markets, due, in part, to a trend towards private finance initiatives for projects having an essential public purpose and regulatory changes encouraging or facilitating off-balance sheet financings.

         FSA Holdings or its subsidiaries maintain offices in New York City, San Francisco, Dallas, London, Paris, Madrid, Sydney, Tokyo, Singapore and Bermuda. In addition to our domestic business, we pursue international opportunities and currently operate in the European and Pacific Rim markets. We were the first financial guaranty insurance company to insure obligations in international markets.

         We expect to continue to emphasize a diversified insured portfolio characterized by insurance of both asset-backed and municipal obligations, with a broad geographic distribution and a variety of revenue sources and transaction structures.

         FSA's insurance financial strength is rated "Aaa" by Moody's Investors Service, Inc. FSA's insurer financial strength is rated "AAA" by Standard & Poor's Ratings Services ("S&P") and Standard and Poor's

(Australia) Pty. Ltd. FSA's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc.

         FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico and has licensed insurance company subsidiaries in the United Kingdom and Bermuda.

         Our principal executive offices are located at 350 Park Avenue, New York, New York 10022. The telephone number at that location is (212) 826-0100.



                                 USE OF PROCEEDS

         Unless otherwise stated in the prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
         RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                    DIVIDENDS

         The following table sets forth the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for FSA Holdings for the periods indicated. Earnings represent consolidated earnings before income taxes and fixed charges. Fixed charges consist of interest and one third of rental expense which is representative of the interest factor for this rental expense. We had no capitalized interest for the periods presented.


                                         YEARS ENDED DECEMBER 31,
                                         ------------------------
                                    1994     1995     1996     1997     1998
                                    ----     ----     ----     ----     ----
Ratio of earnings to fixed
charges . . . . . . . . . . . .     51.2     70.0     33.9     21.2     14.3

Ratio of earnings to combined
fixed charges and preferred
stock dividends . . . . . . . .     51.2     70.0     33.9     21.2     14.3


                         DESCRIPTION OF DEBT SECURITIES

         The following description provides general terms that may apply to our debt securities and summarizes material provisions of the indentures. The prospectus supplement relating to any debt securities offered will describe the particular terms of those debt securities and may vary the terms of the indenture for that series.

         The summary below does not restate the indentures in their entirety. We urge you to read the indentures because they, and not this description, define your rights as holders of the debt securities. We have made copies of the indentures available as described under the heading "Where You Can Find More Information" below.

RANKING; ISSUANCE IN SERIES; TAX CONSIDERATIONS

         The debt securities will be our direct and unsecured obligations and will be either senior debt securities or subordinated debt securities. The senior debt securities will be issued under an existing senior indenture, as supplemented from time to time, between FSA Holdings and First Union National Bank, as trustee. The subordinated debt securities will be issued under a subordinated indenture, as supplemented from time to time, between FSA Holdings and a trustee to be named in the prospectus supplement. The senior indenture and the subordinated indenture are collectively referred to as the indentures.

         The senior debt securities will rank equally and ratably with all of our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior debt. As of December 31, 1998, and September 30, 1999, we had $230 million of outstanding senior debt.

         We are a non-operating holding company and most of our assets are owned by our subsidiaries. As a result, we rely primarily on dividends or other payments from our subsidiaries to pay principal and interest on our outstanding debt obligations. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including debt obligations, of our subsidiaries. The principal liabilities of our subsidiaries relate to outstanding financial guarantee insurance policies. In addition, as of December 31, 1998, and September 30, 1999, subsidiary debt consisted of $120 million of surplus notes owed to FSA Holdings. Furthermore, the payment of dividends or other amounts by FSA, our insurance company subsidiary, is limited under the applicable insurance laws and regulations of the State of New York.

         Neither indenture limits the total amount of debt securities that we may issue under it, and we may issue debt securities under each indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, neither the indentures nor the debt securities limit the amount of other secured or unsecured debt that we may incur or issue.

         We may issue debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

         -        the title of the debt securities;

         - any limit upon the total principal amount of the debt securities;

         - the date or dates on which the principal of the debt securities is payable;

         - the rate or rates at which the debt securities bear interest, if any, or the method by which that rate is determined, the date or dates from which interest accrues, the interest payment dates on which any interest is payable, our right, if any, to defer or extend an interest payment date, and the record dates for the determination of holders to whom interest is payable;

         - the place or places where the principal and any interest on the debt securities is payable;

         - the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

         - our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which, the currency, currencies, currency unit or currency units in which, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

         - if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any debt securities are issuable;

         - if other than in U.S. Dollars, the currency, currencies, currency unit or currency units in which the principal of, and premium and interest, if any, on, the debt securities is payable, or in which the debt securities are denominated;

         - whether the debt securities are issued in whole or in part in the form of one or more global securities and the depositary with respect to those global securities and the circumstances under which those global securities may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than the depositary or its nominee;

         - the additions, modifications or deletions, if any, in the events of default or our covenants specified in the indenture;

         - if other than the principal amount of a debt security, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of the maturity of that debt security or provable in bankruptcy;

         - if the amount of payments of principal of, or premium or interest, if any, on, the debt securities may be determined by reference to an index, formula or other method, the manner in which those amounts will be determined and any commodities, currencies, currency units or indices, value, rate or price relevant to that determination;

         - whether defeasance and/or covenant defeasance applies to the debt securities, as more fully described below under the heading "--Defeasance or Covenant Defeasance";

         - the relative degree, if any, to which the debt securities are senior to or subordinated to other series of debt securities in right of payment;

         - the terms of any right to convert or exchange the debt securities into or for our common stock or preferred stock;

         - any other terms of the debt securities not inconsistent with the provisions of the applicable indenture; and

         - any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities. (Section 2.03).

         Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Important Federal income tax consequences and special considerations applicable to any series of debt securities will be described in the prospectus supplement. The prospectus supplement will also contain any special Federal income tax, accounting or other information relating to certain other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. Dollars.

DENOMINATIONS, REGISTRATION, PAYMENT AND TRANSFER

         The debt securities will be issuable only in registered form without coupons. In the absence of any other specification in the prospectus supplement, a series of debt securities will be issued in denominations of $1,000 and any integral multiple of $1,000.

         Debt securities of any series may be exchanged for debt securities of the same series in other authorized denominations, in an equal aggregate principal amount. Debt securities may also be presented for registration of transfer, and the transferee or transferees will receive new debt securities of the same series in authorized denominations in an equal aggregate principal amount. Debt securities to be exchanged or transferred must be presented at the office of the registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities. Debt securities presented for exchange or registration of transfer must be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the trustee duly executed by, the holder of these debt securities or his attorney who has been duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer. We will not assess a service charge.

         We will appoint the trustees as registrars and paying agents under the indentures. We may at any time designate additional transfer agents or paying agents with respect to any series of debt securities or from time to time change those designations or approve a change in their locations.

         We are not required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for those series to be redeemed, or (b) any debt securities selected, called or being called for redemption except for the portion of any debt security to be redeemed in part, which is not redeemed.

         The payment of principal of, and premium and interest, if any, on, debt securities will be made at the office of the trustee for those debt securities in the City of New York or at the office of a paying agent or paying agents that we may designate from time to time. At our option, however, we may pay any interest by check mailed to the address of the person entitled to it as that address appears in the register for those debt securities. The payment of any interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on any record date for that interest, except in the case of defaulted interest.

GLOBAL DEBT SECURITIES

         Unless otherwise specified in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depository, which will be the sole direct holder of the global securities. ANY PERSON WISHING TO OWN A DEBT SECURITY MUST DO SO INDIRECTLY THROUGH AN ACCOUNT WITH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION THAT, IN TURN, HAS AN ACCOUNT WITH THE DEPOSITORY.

         SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. Our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if that recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depository, as well as general laws relating to transfers of debt securities.

         An investor should be aware that when debt securities are issued in the form of global securities:

         - the investor cannot have debt securities registered in his or her own name;

         - the investor cannot receive physical certificates for his or her interest in the debt securities;

         - the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

         - the investor may not be able to sell interests in the debt securities to some insurance companies or other institutions that are required by law to hold the physical certificates of debt securities that they own;

         - the depository's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security. Neither FSA Holdings nor the trustees have any responsibility for any aspect of the depository's actions or for its records of ownership interests in the global security, and neither FSA Holdings nor the trustees supervise the depository in any way; and

         - the depository will usually require that interests in a global security be purchased or sold within its system using same-day funds.

         SPECIAL SITUATIONS WHEN THE GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly through an account at an investor's bank or brokerage firm will be up to the investor. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.





         The special situations where a global security is terminated are:

         - when the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository, unless a replacement is named;

         - when an event of default on the debt securities has occurred and has not been cured; or

         -        when and if we decide to terminate a global security.

         A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depository is solely responsible for deciding the names of the institutions that will be the initial direct holders. Unless otherwise provided in a prospectus supplement, debt securities will be issued in denominations of $1,000 and integral multiples of $1,000, and will be issued in registered form only, without coupons.

COVENANTS OF FSA HOLDINGS

         FSA Holdings' principal covenants under the indentures relate to limitations on liens, restrictions on stock dispositions and maintenance of corporate existence. The following summarizes these covenants.

         LIMITATIONS ON LIENS. Under the senior indenture, so long as senior debt securities are outstanding, neither we nor any of our subsidiaries will be allowed to, directly or indirectly, create, issue, incur or guarantee any indebtedness for borrowed money which is secured by any mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future capital stock of any Restricted Subsidiary. However, we may take these actions if the senior debt securities then outstanding and, if we so elect, any of our other indebtedness ranking at least equally with the senior debt securities are secured equally and ratably with, or prior to, that other secured debt so long as it is outstanding. This prohibition also applies to guarantees of any indebtedness for borrowed money which are secured by any mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future capital stock of any company, other than FSA Holdings, having direct or indirect control of any Restricted Subsidiary. (Section 3.06)

         "Restricted Subsidiary", as defined in the indentures, means FSA or any successor to all or substantially all of its business, PROVIDED that the successor is a subsidiary of FSA Holdings. A "subsidiary" is a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by FSA Holdings and/or one or more of its subsidiaries.

         LIMITATIONS ON DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES. Under the senior and subordinated indentures, so long as debt securities are outstanding, we will not, and will not permit any subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of any Restricted Subsidiary except for:

         - a sale, transfer or other disposition of any capital stock of any Restricted Subsidiary to a wholly owned subsidiary of FSA Holdings or that subsidiary;

         - a sale, transfer or other disposition of the entire capital stock of any Restricted Subsidiary for at least fair value; or

         - a sale, transfer or other disposition of the capital stock of any Restricted Subsidiary for at least fair value if, after giving effect to it, we and our subsidiaries would own more than 80% of the issued and outstanding voting stock of that Restricted Subsidiary. (Section 3.07)

         For the purposes of this limitation, our board of directors acting in good faith will determine what constitutes fair value.

         LIMITATIONS ON CONSOLIDATION, MERGER, SALE OR CONVEYANCE. Under the senior and subordinated indentures, so long as debt securities are outstanding, we will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless:

         - the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

         - the corporation formed by the consolidation or into which we have been merged, or which acquired that property, expressly assumes the due and punctual payment of the principal of, and any premium and interest on all the debt securities under that indenture, as well as the due and punctual performance and observance of all of our covenants and conditions under that indenture; and

         - immediately after giving effect to that transaction, no event of default under the applicable indenture, and no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture, has occurred and is continuing. (Section 9.01)

EVENTS OF DEFAULT

         Any one of the following events will constitute an event of default with regard to any series of debt securities under an indenture:

         (a) default continued for 30 days in payment of any installment of interest on any of the debt securities of that series when due and payable; or

         (b) default in payment of all or any part of the principal on any of the debt securities of that series when due and payable either at maturity, upon any redemption, by declaration or otherwise; or

         (c) default in the payment of any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of that series; or

         (d) default in the performance, or breach, of any of our covenants or warranties in respect of the debt securities of that series and continuance of that default or breach for a period of 60 days after written notice as provided in that indenture; or

         (e) our failure to make any payment at maturity, including any applicable grace period, in respect of indebtedness in an amount in excess of $10,000,000, and that failure continues for a period of 10 days after written notice as provided in that indenture; or

         (f) our default with respect to any indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000, without that indebtedness having been discharged or that acceleration having been cured, waived, rescinded or annulled for a period of 10 days after written notice as provided in that indenture; or

         (g) the voluntary or involuntary bankruptcy, insolvency, or reorganization under any applicable law of FSA Holdings or any Restricted Subsidiary; or

         (h) any other event of default provided in the supplemental indenture or resolution of our board of directors under which that series of debt securities is issued or in the form of debt security for that series. (Section 5.01)

         Each indenture requires us to file with the trustee annually a written statement as to any defaults in the performance or fulfillment of any of our covenants, agreements or conditions contained in the indenture. (Section 3.05) Each indenture provides that if the trustee considers it in the interests of the holders of the debt securities of any series, the trustee may withhold notice to the holders of debt securities of that series of any default other than a default in the payment of principal of or interest on the debt securities of that series. (Section 5.11)

         Either the trustee or a specified percentage of the holders of the debt securities may accelerate the maturity of the unpaid principal amount of and accrued interest on some or all of the debt securities, depending on the type of event of default which has occurred and is continuing. The table below shows the percentage of holders required and the amount of securities which can be accelerated, for each type of event of default set forth above:


---------------------------------- ---------------------------------------------- -----------------------------------
TYPE OF EVENT OF DEFAULT                                                          PRINCIPAL AND ACCRUED INTEREST
SPECIFIED ABOVE                    PERCENTAGE OF HOLDERS REQUIRED                 WHICH MAY BE ACCELERATED

---------------------------------- ---------------------------------------------- -----------------------------------
(a), (b) and (c)                   Not less than 25% in principal amount          All debt securities of that
                                   of the debt securities of the affected         series then outstanding
                                   series then outstanding
---------------------------------- ---------------------------------------------- -----------------------------------
(d), with respect to less than     Not less than 25% in principal amount          All debt securities of the
all series, and (h), unless        of the debt securities of all affected         affected series then
otherwise specified in the         series then outstanding, voting as a           outstanding
applicable supplemental            single class
indenture
---------------------------------- ---------------------------------------------- -----------------------------------
(d), with respect to all           Not less than 25% in principal amount          All debt securities then
series,  (e), (f) or (g)           of all debt securities outstanding under       outstanding
                                   the indenture, treated as one class
---------------------------------- ---------------------------------------------- -----------------------------------


If debt securities of any series are original issue discount debt securities, then only the amount of the principal of those debt securities then outstanding as may be specified in the terms of that series and any accrued interest on that specified principal amount may be accelerated.

         A specified percentage of holders of debt securities may waive all defaults and annul and rescind a declaration of maturity of some or all of the debt securities if all payments other than the accelerated amounts have been made and all events of default have been cured, waived or otherwise remedied as provided in the applicable indenture. Any such waiver, annulment and rescission must occur before a judgment or decree for amounts due has been obtained or entered. The table on page 11 of this prospectus shows the percentage of holders required for each type of event of default set forth above, and the debt securities:



---------------------------------- ---------------------------------------------- -----------------------------------
TYPE OF EVENT OF DEFAULT                                                          DEBT SECURITIES SUBJECT TO
SPECIFIED ABOVE                    PERCENTAGE OF HOLDERS REQUIRED                 WAIVER, ANNULMENT AND
                                                                                  RESCISSION
---------------------------------- ---------------------------------------------- -----------------------------------
(a), (b) and (c)                   Holders of a majority in aggregate             All debt securities of that
                                   principal amount of the debt securities        series then outstanding
                                   of the affected series, voting as a
                                   separate class, then outstanding
---------------------------------- ---------------------------------------------- -----------------------------------
(d), with respect to less than     Holders of a majority in aggregate             All debt securities of the
all series, and (h), unless        principal amount of all affected debt          affected series then
otherwise specified in the         securities then outstanding, voting as a       outstanding
applicable supplemental            single class
indenture
---------------------------------- ---------------------------------------------- -----------------------------------
(d), with respect to all           Holders of a majority in aggregate             All debt securities then
series, (e), (f) or (g)            principal amount of the debt securities        outstanding
                                   of all series then outstanding, voting as
                                   a single class
---------------------------------- ---------------------------------------------- -----------------------------------


It is not necessary that payments of principal due as a result of acceleration be paid or that the event of default caused by non-payment of the principal due as a result of acceleration be cured, waived or otherwise remedied in order to for the applicable holders to rescind and annul a declaration of acceleration of the maturity of the debt securities of any series as provided above.

         Depending on the nature of the default, either the holders of a majority in principal amount of the outstanding debt securities of all series under the applicable indenture, voting as a single class, or the holders of a majority in principal amount of the outstanding debt securities of the affected series may waive an event of default and its consequences before declaring the acceleration of maturity of the debt securities of any series. However, the consent of each security holder affected is required in order to waive a default in the payment of the principal of or interest on any debt securities or any covenant or provision of the indenture which specifically requires the consent of the holder of each debt security affected.

         Except for the trustee's duty during an event of default to act with the required standard of care, the trustee is under no obligation to exercise any of the trusts or powers vested in it by that indenture at the request, order or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. (Sections 6.01 and 6.02) Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
(Section 5.09)

         No holder of debt securities of any series will have any right by virtue of either indenture to institute any legal action or proceeding with respect to that indenture, unless

         - that holder has previously given to the trustee written notice of a continuing default,

         - the holders of not less than 25% in principal amount of the debt securities of that series then outstanding have made written request on the trustee to institute such action or proceeding and have offered to the trustee any reasonable indemnity that the trustee may require relating to their request,

         - the trustee fails to institute the requested proceeding within 60 days and

         - no direction inconsistent with such written request has been given to the trustee by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 5.06)

These limitations do not apply to a suit for enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 5.07)

DEFEASANCE AND COVENANT DEFEASANCE

         The indentures contain a provision that, if made applicable to any series of debt securities, permits us to elect, subject to certain conditions:

         - to be discharged from our obligations with respect to the debt securities of that series, subject to limited exceptions ("defeasance") and/or

         - to be released from our obligations with respect to that series of debt securities under the covenant in the indentures relating to limitations on disposition of stock of Restricted Subsidiaries and, in the case of the senior indenture, also the covenant relating to limitations on liens ("covenant defeasance").

To make either of these elections, we must irrevocably deposit with the trustee as trust funds monies, United States Government Obligations or a combination of the two sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the outstanding debt securities of that series on the maturity of that principal or interest. (Sections 13.01 through 13.04)

         Each indenture provides that, to effect defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel stating that defeasance or covenant defeasance, as applicable, will not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. The opinion must also state that holders will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. In addition, in the case of defeasance, that opinion of counsel must state that a private letter ruling or a general revenue ruling to the same effect has been issued by the United States Internal Revenue Service or state that since the date of the applicable indenture there has been a change in the applicable Federal income tax law or the interpretation of the applicable Federal income tax law to the same effect. (Section 13.04)

         In addition to the requirements described above, in order to effect defeasance or covenant defeasance under the subordinated indenture:

         - no default in the payment of principal of, or premium or interest, if any, on, any senior debt can have occurred and be continuing,

         - no event of default with respect to senior debt can have occurred and be continuing and have resulted in that senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

MODIFICATION AND WAIVER

         Each indenture provides that FSA Holdings and the trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that indenture or of modifying in any manner the rights of the holders of the debt securities of that series. The consent of the holders of not less than a majority in principal amount of the debt securities at the time outstanding of all series affected by the proposed additions or changes is required for any such supplemental indenture, except that the consent of the holder of each debt security is required in order to:

         -        extend the final maturity of any debt security,

         -        reduce the principal amount of any debt security,

         - reduce the rate or extend the time of payment of interest on any debt security,

         -        reduce any amount payable on redemption of any debt security,

         - reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity of that debt security or the amount of that debt security provable in bankruptcy,

         - impair or affect the right of any holder to institute suit for the payment of any debt security, if the debt securities provide for those rights,

         - impair or affect any right of repayment of any debt security at the option of the holder or

         - reduce the percentage of debt securities of any series, the consent of the holders of which is required for any supplemental indenture. (Section 8.02)

         In addition, without the consent of the holders of any of the debt securities issued under that indenture, FSA Holdings and the trustee may enter into supplemental indentures to, among other things, cure any ambiguity or to correct or supplement any defective or inconsistent provision or to make other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as we may deem necessary or desirable and which do not adversely affect the interests of the holders of the debt securities.

         The holders of at least a majority in principal amount of the debt securities of all series outstanding under an indenture voting as a class may waive compliance by us with the covenants contained in that indenture relating to limitations on liens, limitations on dispositions of stock of Restricted Subsidiaries and corporate existence. (Section 3.09)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

         To the extent provided in the subordinated indenture, payments of principal, premium and interest, if any, on all of the subordinated debt securities we issue will be subordinate in right of payment to the prior payment of all amounts due and payable in respect of all senior debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of FSA Holdings, the holders of the senior debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium or interest, if any, on, the subordinated debt securities. (Sections 14.01 and 14.02)

         If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of that acceleration will first be entitled to receive payment in full of all amounts due on the senior debt before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of, or premium or interest, if any, on, the subordinated debt securities. (Section 14.03)

         No payments on account of principal of, or premium or interest, if any, on, the subordinated debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity of that senior debt, or if any judicial proceeding shall be pending with respect to that default. (Section 14.04)

         The subordinated indenture defines "senior debt" as the principal of, and premium and interest, if any, on, Debt, as defined in the subordinated indenture, whether incurred on or prior to the date of the subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that those obligations are not superior in right of payment to the subordinated debt securities or to the other Debt which ranks equally with, or is subordinated to, the subordinated debt securities; PROVIDED, HOWEVER, that senior debt does not include:

         - any of our Debt which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code was without recourse to us,

         -        any of our Debt to any of our subsidiaries,

         -        Debt to any of our employees,

         -        any liability for taxes,

         - indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and

         -        the subordinated debt securities.

         For the purposes of the definition of senior debt, interest on Debt includes any interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not that claim for post-petition interest is allowed in that proceeding.

         The subordinated indenture places no limitation on the amount of additional senior debt that may be incurred by us. We may from time to time incur additional indebtedness constituting senior debt.

         The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to that issuance. Any change will be described in the prospectus supplement relating to those subordinated debt securities.

CONVERSION OR EXCHANGE

         The debt securities of any series may be convertible or exchangeable into common stock or preferred stock registered under the registration statement relating to this prospectus. The specific terms and conditions on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, and provisions under which the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                           DESCRIPTION OF COMMON STOCK

         We are authorized to issue up to 200,000,000 shares of common stock. At February 15, 2000, 33,517,995 shares of our common stock were outstanding. This number of shares outstanding includes shares owned by a trust on our behalf and excludes 158,306 shares of treasury stock.

         The following description of our common stock does not purport to be complete. It does not give full effect to the provisions of statutory or common law applicable to securities like our common stock. The description is qualified in its entirety by reference to our certificate of incorporation and by-laws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

         The amount of dividends we pay in the future will be reviewed periodically by our board of directors in light of our earnings, financial condition and capital and other cash requirements. It is the policy of our board of directors that we retain an adequate portion of our earnings to support the growth of our business. We cannot assure you that any dividends will be paid.

         Most of our operations are conducted through FSA and thus our ability to pay dividends is dependent on FSA's financial condition, results of operations, cash requirements and other related factors. FSA is also subject to restrictions contained in the insurance laws and related regulations of New York and other states.

         We will ordinarily be required to withhold United States Federal income taxes in the amount of 30% of any dividends paid to non-United States shareholders who are not subject to United States Federal income taxation, unless a tax treaty between the United States and the country of the shareholder's residence provides for withholding at a reduced rate.

         Our common stock is traded on the New York Stock Exchange under the symbol "FSA". The transfer agent for our common stock is The Bank of New York.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

         As may be specified in a prospectus supplement, we may issue stock purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of shares of our common stock at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the stock purchase contract. The prospectus supplement will specify the material terms of the stock purchase contracts, the stock purchase units and any applicable pledge or depository arrangements, including one or more of the following:

         - The stated amount that a holder will be obligated to pay under the stock purchase contract in order to purchase our common stock.

         - The settlement date or dates on which the holder will be obligated to purchase shares of our common stock. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur.

         - The events, if any, that will cause our obligations and the obligations of the holder under the stock purchase contract to terminate.

         - The settlement rate, which is a number that, when multiplied by the stated amount of a stock purchase contract, determines the number of shares of our common stock that we will be obligated to sell and a holder will be obligated to purchase under that stock purchase contract upon payment of the stated amount of that stock purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of our common stock over a specified period or it may be based on some other reference statistic.

         - Whether the stock purchase contracts will be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount.

         - The type of underlying security, if any, that is pledged by the holder to secure its obligations under a stock purchase contract. Underlying securities may be debt securities, preferred securities, U.S. Treasury securities or other securities.

         - The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

         - The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the stock purchase contract or otherwise.

         The descriptions of the stock purchase contracts, stock purchase units and any applicable pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the stock purchase contracts or stock purchase units. We will make copies of the relevant agreements available as described under the heading "Where You Can Find More Information" below.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

         Our restated certificate of incorporation vests our board of directors with authority to issue up to 20,000,000 shares of preferred stock from time to time in one or more series, as may be adopted by resolutions of the board of directors, and to fix, so far as not inconsistent with our restated certificate of incorporation:

         - the rate and times at which, and the conditions under which, dividends shall be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and as participating or non-participating;

         - the price or prices, times and terms and conditions, if any, upon which or at which shares of that series shall be subject to redemption;

         - the rights, if any, of holders of shares of that series to convert those shares into, or to exchange those shares for, shares of other classes of our stock, or series of other classes of our stock, and the terms and conditions of that conversion or exchange;

         - the rights of the holders of shares of that series upon the liquidation, dissolution or winding up of our affairs or upon any distribution of our assets;

         - the limitations, if any, applicable while that series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of, our common stock;

         - the full or limited voting rights, if any, to be provided for the shares of that series; and

         - any other designations, preferences and relative, participating, optional or other similar special rights, and qualifications, limitations or restrictions of or on the shares of that series.

         All shares of our preferred stock will be identical and of equal rank except as otherwise provided in our restated certificate of incorporation or as may be fixed by our board of directors as described above. In any event, all shares of the same series will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. We may from time to time amend our restated certificate of incorporation to increase or decrease the number of authorized shares of preferred stock.

         The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the amendment to our restated certificate of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our restated certificate of incorporation or board resolution will be filed with the Secretary of State of the State of New York and with the SEC.

         DIVIDEND RIGHTS. The preferred stock will be preferred over our common stock as to payment of dividends. Before any dividends or distributions on our common stock, other than dividends or distributions payable in common stock, shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

         RIGHTS UPON LIQUIDATION. The preferred stock will be preferred over common stock as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

         REDEMPTION. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

         VOTING RIGHTS. Except as indicated in the prospectus supplement, the holders of preferred stock shall be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class.

         Most of our operations are conducted through FSA and thus our ability to pay dividends on any series of preferred stock is dependent on FSA's financial condition, results of operations, cash requirements and other related factors. FSA is also subject to restrictions contained in the insurance laws and related regulations of New York and other states.

OUTSTANDING PREFERRED STOCK

         As of the date of this prospectus, we have outstanding 2,000,000 shares of Series A, non-dividend paying, voting, convertible preferred stock having an aggregate liquidation preference of $700,000. This preferred stock is convertible, at the option of the holder upon payment of the conversion price, into an equal number of shares of common stock, subject to anti-dilutive adjustment. The conversion price per share, subject to anti-dilutive adjustment, is $29.65. This preferred stock will be redeemed on May 13, 2004 if still outstanding on that date at a redemption price of $0.35 per share. The holder of this preferred stock is entitled to one vote per share of preferred stock, voting together as a single class with the holders of common stock on all matters upon which holders of common stock are entitled to vote. The holder of this preferred stock is not entitled to receive dividends or other distributions of any kind payable to our shareholders, except that, in the event of our liquidation, dissolution or winding up, that holder is entitled to receive out of our assets available for this purpose, before any distribution or payment is made to the holders of our common stock, liquidation payments in the amount of $0.35 per share. The holder of this preferred stock may not transfer this preferred stock, except to one of its majority-owned subsidiaries.

                               SELLING SHAREHOLDER

         We are registering 500,000 shares covered by this prospectus for secondary offering on behalf of Credit Suisse Financial Products ("CSFP"). On December 28, 1999, we entered into a forward purchase arrangement with CSFP. To hedge its commitment under the forward arrangement, CSFP acquired 500,000 shares of our common stock at an average price of $54.20 per share. Under the forward arrangement, we will either repurchase those shares or direct their sale within a five-year period. If we direct a sale, the forward arrangement requires that we pay or receive the difference between the sale proceeds and the sum of the original purchase price plus carrying costs but less dividends. We are registering for secondary offering only those shares that are legally owned by CSFP which may be sold at our direction under the forward arrangement.

         The table below sets forth the name of the selling shareholder, the number of shares owned by the selling shareholder as of January 27, 2000, the number of shares that may be offered by the selling shareholder under this prospectus and the number of shares that the selling shareholder will continue to hold if all 500,000 shares are sold. The number of shares set forth opposite "Number of Shares Being Offered" represents all of the shares that we may direct be sold for the selling shareholder under this prospectus. We may direct that some, all or none of those shares of the selling shareholder be sold from time to time under this prospectus.



-------------------------------------------------------------------- ------------------------------------------------
Name:                                                                Credit Suisse Financial Products
-------------------------------------------------------------------- ------------------------------------------------
Number of Shares Beneficially Owned Prior to Offering (1):
     Number........................................................  500,000
     Percent (2)...................................................     1.49%
-------------------------------------------------------------------- ------------------------------------------------
Number of Shares Being Offered:                                      500,000
-------------------------------------------------------------------- ------------------------------------------------
Number of Shares Beneficially Owned After Offering (1):
     Number........................................................  0
    Percent (2).................................................... (3)
-------------------------------------------------------------------- ------------------------------------------------


    (1) CSFP informed us that it held no other shares for its own account, and that Credit Suisse First Boston Corporation had a 1,000 share short position (not reflected in the table).
    (2) Based on 33,517,995 shares outstanding, which includes shares owned by a trust on our behalf and excludes 158,306 shares of treasury stock.
    (3) Less than 1%.

         CSFP would be deemed to be an underwriter of any of the shares that it sells under this prospectus. During the past three years, CSFP or one or more of its affiliates have had the following relationships with us:

                 - Credit Suisse First Boston Corporation has acted as
             underwriter of securities issued by others and insured by our affiliates in the ordinary course,

                 - Credit Suisse First Boston, the Swiss bank, participated in a credit facility of ours, which we terminated effective August 31, 1998, and

                 - CSFP is a party to the forward arrangement described above.

                              PLAN OF DISTRIBUTION

         We or Credit Suisse Financial Products, as a selling shareholder, may sell the securities to one or more underwriters for a public offering by them. We may also sell securities to investors directly or through agents or dealers. The supplemental prospectus will include the names of any underwriters, agents or dealers to be used in the distribution.

         The securities may be offered and sold at a fixed price or prices, which may be changed from time to time. They may also be offered and sold from time to time at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. We may also, from time to time, authorize underwriters acting as our agents to offer and sell the securities. A prospectus supplement will include the terms of these arrangements. If securities are sold through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The prospectus supplement will include the names of the specific managing underwriter or underwriters and other underwriters, and the amount of securities to be underwritten by those underwriters. The prospectus supplement will also have the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.

         In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

         The prospectus supplement will set forth any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

         If we use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements.

         We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.

         The securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

         Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. For example, the indentures relating to our debt securities are attached to the registration statement as exhibits. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

         In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the following locations of the
SEC:

                                                                  Chicago Regional Office
   Public Reference Room          New York Regional Office            Citicorp Center
   450 Fifth Street, N.W.           7 World Trade Center          500 West Madison Street
          Room 1024                      Suite 1300                      Suite 1400
   Washington, D.C. 20549         New York, New York 10048        Chicago, Illinois 60661


         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

         - The description of our common stock in our Form 8-A that was filed on December 3, 1993

         - Our Annual Report on Form 10-K, as amended, for the year ended December 31, 1998

         -        Our Proxy Statement on Schedule 14A that was filed on
                  March 25, 1999

         - Our Quarterly Report on Form 10-Q, as amended, for the quarterly period ended March 31, 1999

         - Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999

         - Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999

         -        Our Current Report on Form 8-K dated October 29, 1999

         -        Our Current Report on Form 8-K dated December 28, 1999

         We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

         You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov). You can also obtain these documents from us without charge by visiting our web site (http://www.FSA.com) or requesting them in writing or by telephone at the following address:

              Robert S. Tucker, Vice President, Investor Relations
                   Financial Security Assurance Holdings Ltd.
                                 350 Park Avenue
                            New York, New York 10022
                            Telephone (212) 826-0100

                                  LEGAL MATTERS

         The legality of the securities will be passed upon for us by Bruce E. Stern, Esq., our General Counsel, and for any underwriters or agents by counsel to be named in the prospectus supplement. At February 15, 2000, Bruce E. Stern beneficially owned 6,114 shares of our common stock, all of which were held in a trust for the benefit of his children, and had economic ownership of the equivalent of approximately 128,167 shares of our common stock.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule of Financial Security Assurance Holdings Ltd. and Subsidiaries included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, and the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries included as an exhibit to that Form 10-K, as amended, have been incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, given on the authority of that firm as experts in accounting and auditing and incorporated in this prospectus by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:


Registration ..................................................................   $ 31,500

Trustee Fees ..................................................................      7,500

Printing ......................................................................     30,000

Accounting Fees ...............................................................     30,000

Legal Fees ....................................................................     80,000

Rating Agency Fees ............................................................     60,000

Miscellaneous .................................................................      2,000
                                                                                  ========
                                                                                  $241,000


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Pursuant to the New York Business Corporation Law (the "NYBCL"), we have the power to indemnify certain persons, including our officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for us.

         Under our by-laws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was our director or officer, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at our request, shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, unless (a) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action or proceedings or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         The indemnification provided in the NYBCL is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or the by-laws, a shareholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         We maintain directors' and officers' liability insurance which insures against liabilities that our directors or officers may incur in such capacities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a)     Exhibits

         1.1      Form of Underwriting Agreement.*
         3.1      Restated Certificate of Incorporation. +

         3.2 Amended and Restated By-Laws, as amended and restated on February 17, 2000. **
         4.1 Amended and Restated Trust Indenture dated as of February 24, 1999, between the registrant and First Union National Bank, as Trustee.+
         4.2      Form of Subordinated Indenture.+
         4.3      Form of senior debt security (contained in Exhibit 4.1).+
         4.4      Form of subordinated debt security (contained in Exhibit
                  4.2).+
         4.5 Form of Purchase Contract Agreement (including as Exhibit A the Form of the Security Certificate).+
         5.1      Opinion of Bruce E. Stern, Esq.**
         12.1 Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends. +
         23.1     Consent of PricewaterhouseCoopers LLP. **
         23.2     Consent of Bruce E. Stern, Esq. (contained in Exhibit 5.1).
         24.1     Power of Attorney. ++
         25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Indenture filed as
                  Exhibit 4.1 to this registration statement. ++
         25.2 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture filed as Exhibit 4.2 to this registration statement. ++

----------------

*     To be filed by a report on Form 8-K pursuant to Item 601 of Regulation
      S-K.
**    Filed herewith.
+ Previously filed as an exhibit to Registration Statement No. 333-74165 and incorporated by reference into this document.
++ Previously filed as an exhibit to this Registration Statement No. 333-92985 upon initial filing and incorporated by reference into this document.

ITEM 17.          UNDERTAKINGS.

      (a)         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the SEC by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)         The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 23, 2000.


                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

By:               *
   ----------------------------------
Robert P. Cochran
President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


      SIGNATURE                        TITLE                                DATE
      ---------                        -----                                ----


          *                  Chairman of the Board, Chief             February 23, 2000
--------------------------   Executive Officer and Director
  Robert P. Cochran          (principal executive officer)


          *                  President and Director                   February 23, 2000
--------------------------
  Roger K. Taylor


          *                  Executive Vice President and             February 23, 2000
--------------------------             Director
  Sean W. McCarthy


          *                  Chief Financial Officer                  February 23, 2000
--------------------------   (principal financial officer)
  John A. Harrison


          *                           Controller                      February 23, 2000
--------------------------   (principal accounting officer)
  Jeffrey S. Joseph

          *
--------------------------             Director                       February 23, 2000
  Terry L. Baxter



      SIGNATURE                        TITLE                          DATE
      ---------                        -----                          ----
          *                            Director                       February 23, 2000
--------------------------
  Robert N. Downey


          *                            Director                       February 23, 2000
--------------------------
  Anthony M. Frank


          *                            Director                       February 23, 2000
--------------------------
  Fudeji Hama


          *                            Director                       February 23, 2000
--------------------------
  K. Thomas Kemp


          *                            Director                       February 23, 2000
--------------------------
  David O. Maxwell


          *                            Director                       February 23, 2000
--------------------------
  James M. Osterhoff


          *                  Vice Chairman of the Board               February 23, 2000
--------------------------          and Director
  James H. Ozanne


          *                            Director                       February 23, 2000
--------------------------
  Richard A. Post


          *                            Director                       February 23, 2000
--------------------------
  Howard M. Zelikow


          * Bruce E. Stern, by signing his name hereto, does hereby execute this registration statement on behalf of the directors and officers of Financial Security Assurance Holdings Ltd. indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as
Exhibit 24.1 to the registration statement.

By:

/s/ Bruce Stern
--------------------------
Bruce E. Stern
Attorney-in-Fact

                                  Exhibit Index

     EXHIBIT NO.  EXHIBIT

         1.1      Form of Underwriting Agreement.*

         3.1      Restated Certificate of Incorporation. +

         3.2 Amended and Restated By-Laws, as amended and restated on February 17, 2000. **

         4.1 Amended and Restated Trust Indenture dated as of February 24, 1999, between the registrant and First Union National Bank, as Trustee.+

         4.2      Form of Subordinated Indenture.+

         4.3      Form of senior debt security (contained in Exhibit 4.1).+

         4.4      Form of subordinated debt security (contained in Exhibit
                  4.2).+

         4.5 Form of Purchase Contract Agreement (including as Exhibit A the Form of the Security Certificate).+

         5.1      Opinion of Bruce E. Stern, Esq.**

         12.1 Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends. +

         23.1     Consent of PricewaterhouseCoopers LLP. **

         23.2     Consent of Bruce E. Stern, Esq. (contained in Exhibit 5.1).

         24.1     Power of Attorney. ++

         25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Indenture filed as
                  Exhibit 4.1 to this registration statement. ++

         25.2 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture filed as Exhibit 4.2 to this registration statement. ++

----------------
*     To be filed by a report on Form 8-K pursuant to Item 601 of Regulation
      S-K.
**    Filed herewith.
+ Previously filed as an exhibit to Registration Statement No. 333-74165 and incorporated by reference into this document.
++ Previously filed as an exhibit to this Registration Statement No. 333-92985 upon initial filing and incorporated by reference into this document.